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                                                               EXHIBIT 11.1

           NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

          STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

               ($000,000'S OMITTED EXCEPT PER SHARE AMOUNTS)
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
                                                                YEAR ENDED
                                                             DECEMBER 31, 1996
                                                             -----------------
   Income from continuing operations........................      $ 212.3
   Income from discontinued operations, net of federal
    income tax expense......................................         11.3
                                                                  -------
   Net income...............................................      $ 223.6
                                                                  =======
   Pro forma weighted average number of common shares
    outstanding
    (in thousands):
     Class A common shares expected to be issued in the Eq-
      uity Offerings........................................       20,540
     Class B common shares outstanding......................      104,745
                                                                  -------
                                                                  125,285
                                                                  =======
   Pro forma results per common share:
     Income from continuing operations......................        $1.69
     Net income.............................................        $1.78
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